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                                                                   EXHIBIT 10.60


                     SECOND ADDENDUM TO EMPLOYMENT AGREEMENT

          This Second Addendum to Employment Agreement (the "Second Addendum") is made and effective this 1st day of September, 1998, by and between Roger D. Emerick (the "Executive") and Lam Research Corporation (the "Company").


                                 R E C I T A L S

     A. The Executive is currently employed by the Company pursuant to an Employment Agreement entered into by the parties effective as of July 1, 1996, and as amended by Addendum dated June 26, 1997 (the "Employment Agreement"). The Executive currently also serves as Chairman of the Company's Board of Directors.

     B. Section 1(a) of the Employment Agreement provides, inter alia, that the Company shall use its best efforts to elect the Executive as a director of the Company and as Chairman of the Board of Directors. Section 3(a) identifies certain Base Compensation payable to the Executive during the Employment Period. Sections 8(d) and (e) identify certain circumstances which may constitute termination, involuntary or otherwise, of the Executive's responsibilities and trigger an acceleration of certain benefits or a change in the Executive's employment status with the Company.

     C. The Executive has tendered his voluntary resignation as Chairman of the Board of Directors, effective September 1, 1998, and wishes to release the Company from any further obligation or commitment to use efforts to elect him in the future to the position as Chairman.

     D. The Company and the Executive desire to amend further the Employment Agreement to provide for the Executive's continued employment by the Company following his resignation as Chairman of the Board of Directors.




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     E.   Capitalized terms used in this Second Addendum and not otherwise defined herein shall have the meanings ascribed to them in the Employment Agreement.

          In consideration of the mutual covenants herein contained, and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree that the Employment Agreement shall be and is amended as follows:

          1.   Duties and Scope of Employment.

               (a) The Executive shall continue as an employee of the Company with, notwithstanding the provisions of the first sentence of Section 1(a) of the Employment Agreement, such strategic, senior level duties and responsibilities as the Company's Chief Executive Officer may from time to time reasonably assign to the Executive.

               (b) The Company shall continue to use its best efforts to elect the Executive as a director of the Company. However, notwithstanding the provisions of the second sentence of Section 1(a) of the Employment Agreement, the Company shall be relieved of any obligation or commitment to use its efforts to elect the Executive as Chairman of the Board of Directors.

          2.   Compensation and Benefits.

               (a)  Notwithstanding the provisions of the first sentence of
Section 3(a) of the Employment Agreement, during the Employment Period, and commencing as of September 1, 1998, the Company shall pay the Executive as compensation for services a base salary equivalent on an annualized basis to the fee identified in Section 6(a) of the Employment Agreement.

          3. Survival. Except as otherwise provided herein, the terms and conditions of the Employment Agreement shall remain in full force and effect. Notwithstanding the provision of Section 8(d) of the Employment Agreement, nothing herein or hereby shall




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be deemed or have the effect of a material breach of the Employment Agreement or otherwise constitute an "Involuntary Termination."

          4. Counterparts. This Second Addendum may be executed in counterparts, each of which shall be deemed an original, but both of which together will constitute one and the same instrument.

          IN WITNESS WHEREOF, each of the parties has executed this Second Addendum, in the case of the Company, by its duly authorized officer or representative, as of the day and year first above written.


COMPANY:                                LAM RESEARCH CORPORATION



                                        By:
                                            ------------------------------------

                                        Its:



EXECUTIVE:                                        /S/
                                        ---------     --------------------------
                                        Roger D. Emerick